EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                           350 East Las Olas Boulevard
                                   16th Floor
                         Fort Lauderdale, Florida 33301


May 5, 2000

nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, Florida  33417

        Re:    Registration Statement on Form S-3 (File No. 333-       )

Gentlemen:

You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") under which certain shareholders intend to offer and sell in a public offering, from time to time, an aggregate of 776,119 shares of the common stock, $.05 par value per share (the "Shares"), of nStor Technologies, Inc. (the "Company") issued to such shareholders in connection with the Company's acquisition of OneofUs Company Limited and 296,296 Shares issued to a shareholder in cancellation of a promissory note.

We have reviewed copies of the Restated Certificate of Incorporation, as amended, and Restated Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Akerman, Senterfitt & Eidson, P.A.
                                          Akerman, Senterfitt & Eidson, P.A.